EXHIBIT 21





                           SUBSIDIARIES OF IBP, inc.
                              December 28, 1996

                         IBP Foreign Sales Corporation
                           IBP Hog Markets, Inc.*
                           IBP International, Inc.
                         IBP International, Inc. Asia**
                        IBP International, Inc. Europe**
                            IBP of Wisconsin, inc.
                           IBP Service Center Corp.
                         Lakeside Farm Industries Ltd.
                           Lakeside Packers Ltd. ***
                                 PBX, inc.
                             Prepared Foods, Inc.
                       Rural Energy Systems, Inc.
                      Southern Beef Processors, Inc.
                       Supreme Processed Foods, Inc.
                             Texas Transfer, Inc.

                            _______________________
             * Also doing business as Heinold Hog Market

            ** Stock is 100% owned by IBP International, Inc.

           *** Stock is 100% owned by Lakeside Farm Industries Ltd.